EXHIBIT 16



                             WEAVER AND TIDWELL, LLP
                               Three Forest Plaza
                          12221 Merit Drive, Suite 1400
                            Dallas, Texas 75251-2280




March 8, 2002



Securities and Exchange Commission
Washington, D.C. 50249


Re:      Neurotech Development Corporation
         8-K Filing dated March 4, 2002
         (File No. 0-15179)


Dear Sir or Madam:

We have reviewed Item 4 of the Form 8-K of Neurotech Development Corporation dated March 4, 2002 and agree with the statements concerning our firm therein.

Very truly yours,


/s/  Weaver and Tidwell, LLP


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